AMB PROPERTY CORPORATION®

Supplemental Analyst Package

4Q2006 Earnings Conference Call 1/24/2007

TOKYO CITY CENTER
AMB Kashiwa Distribution Center
JOBAN EXPRESSWAY
KASHIWA INTERCHANGE
ROUTE 16

SUPPLEMENTAL ANALYST PACKAGE Fourth Quarter Earnings Conference Call
TABLE OF CONTENTS

Financial Highlights	1
Consolidated Balance Sheets	2
Consolidated Statements of Operations	3
Consolidated Statements of Funds from Operations	4
Adjusted EBITDA and Coverage Ratios	5
Supplemental Cash Flow Information	6
Portfolio Overview	7
AMB’s Owned & Managed Operating and Leasing Statistics	8
AMB’s Owned & Managed Market Operating Statistics	9
AMB’s Owned & Managed Portfolio Overview	10
Lease Expirations	11
Top 25 Customers	12
Acquisitions	13
Operating Property Dispositions	14
Contributions to Private Capital Joint Ventures	15
New Development & Renovation Projects	16
Development & Renovation Projects in Process	17
Stabilized Development & Renovation Projects	19
Development Projects Available for Sale or Contribution and Sold or Contributed Projects	20
Land Inventory	21
Capitalization Summary	22
Co-Investment Consolidated Joint Ventures	23
Unconsolidated Joint Ventures	24
AMB Private Capital Information	25
Other Consolidated Joint Ventures, Mortgage investments and Other Investments	26
Supplemental Information for Net Asset Value Analysis	27
Reporting Definitions	28
Supplemental Financial Measures Disclosures	29
AMB Property Corporation Contacts	31

Cover:	AMB Kashiwa Distribution Center is a 221,160 square foot facility developed by AMB for Nippon Express Company, Ltd., Japan’s largest freight forwarder and a worldwide leader in logistics services. The multi-story facility is strategically located in the Kashiwa submarket of Tokyo.

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SUPPLEMENTAL ANALYST PACKAGE Fourth Quarter Earnings Conference Call
FINANCIAL HIGHLIGHTS
(dollars in thousands, except share data)
Note: Effective October 1, 2006, the Company deconsolidated AMB Institutional Alliance Fund III on a prospective basis.
See Notes to Consolidated Balance Sheet and Statement of Operations for pro forma information.

	Quarters Ended December 31,					Years Ended December 31
	2006		Change	2005		2006		Change	2005
Operating Data
Revenues	$190,666		(3.0%)	$196,613		$729,896		10.4%	$660,875
Adjusted EBITDA (1)	173,295		(10.1%)	192,852		618,260		5.8%	584,134
Net income available to common stockholders	83,738		(39.8%)	139,144		209,420		(16.4%)	250,419
FFO (2)	98,532		(8.5%)	107,743		297,912		17.1%	254,363
Per diluted share and unit:
EPS	$0.91		(41.7%)	$1.56		$2.30		(19.3%)	$2.85
FFO (2)	1.01		(12.2%)	1.15		3.12		13.5%	2.75
Dividends per common share	0.460		4.5%	0.440		1.840		4.5%	1.760
Ratios
Interest coverage (1)	4.2	x		4.3	x	3.6	x		3.4	x
Fixed charge coverage (1)	2.9	x		3.3	x	2.6	x		2.6	x
FFO payout	46%			38%		59%			64%

	As of
	December 31, 2006	September 30, 2006	June 30, 2006	March 31, 2006	December 31, 2005
Capitalization
AMB’s share of total debt (3)	$3,088,624	$3,067,242	$2,983,751	$2,830,250	$2,601,878
Preferred equity	417,767	417,767	377,824	388,846	467,325
Market equity	5,531,113	5,130,909	4,675,100	5,010,887	4,435,696

Total capitalization	$9,037,504	$8,615,918	$8,036,675	$8,229,983	$7,504,899

Ratios
AMB’s share of total debt-to-AMB’s share of total book capitalization (3) (4)	55.8%	56.9%	56.9%	55.9%	53.3%
AMB’s share of total debt-to-AMB’s share of total market capitalization (3) (5)	34.2%	35.6%	37.1%	34.4%	34.7%
Total common shares and units outstanding	94,371,491	93,103,047	92,484,670	92,332,552	90,211,430

(1)	See the Adjusted EBITDA and Coverage Ratios and their footnotes.

(2)	See the Consolidated Statements of Funds from Operations and its footnote.

(3)	See Supplemental Financial Measures Disclosures for a discussion of why management believes the Company’s share of total debt is a useful supplemental measure for its management and investors, of ways to use this measure when assessing the Company’s financial performance, and the limitations of the measure as a measurement tool.

(4)	See Reporting Definitions for definition of “AMB’s share of total debt-to-AMB’s share of total book capitalization.”

(5)	See Reporting Definitions for definition of “AMB’s share of total debt-to-AMB’s share of total market capitalization.”

SUPPLEMENTAL ANALYST PACKAGE Fourth Quarter Earnings Conference Call
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)
Note: Effective October 1, 2006, the Company deconsolidated AMB Institutional Alliance Fund III on a prospective basis.
See note 1 for pro forma information.

	As of
	December 31, 2006	September 30, 2006	June 30, 2006	March 31, 2006	December 31, 2005(1)
Assets
Investments in real estate:
Total investments in properties	$6,575,733	$7,553,031	$7,376,322	$6,913,524	$6,798,294
Accumulated depreciation	(789,693)	(821,545)	(774,528)	(736,760)	(697,388)

Net investments in properties(1)	5,786,040	6,731,486	6,601,794	6,176,764	6,100,906
Investments in unconsolidated joint ventures	274,381	116,856	123,107	118,472	118,653
Properties held for contribution, net	154,036	184,365	71,981	266,311	32,755
Properties held for divestiture, net	20,916	63,402	46,857	31,201	17,936

Net investments in real estate	6,235,373	7,096,109	6,843,739	6,592,748	6,270,250
Cash and cash equivalents	195,878	184,230	231,912	168,007	267,233
Mortgages and loans receivable	18,747	18,782	18,816	21,589	21,621
Accounts receivable, net	133,998	143,594	127,528	148,907	178,682
Other assets	129,516	135,646	114,371	112,312	64,953

Total assets(1)	$6,713,512	$7,578,361	$7,336,366	$7,043,563	$6,802,739

Liabilities and stockholders’ equity
Secured debt	$1,395,354	$1,874,887	$1,829,968	$1,917,805	$1,912,526
Unsecured senior debt	1,101,874	1,226,561	1,051,249	950,937	975,000
Unsecured credit facilities	852,033	801,656	904,452	734,110	490,072
Other debt	88,154	79,894	88,217	63,543	23,963
Accounts payable and other liabilities	271,880	297,358	254,223	249,149	263,744

Total liabilities(1)	3,709,295	4,280,356	4,128,109	3,915,544	3,665,305
Minority interests:
Joint venture partners	555,201	977,452	950,209	899,658	853,643
Preferred unitholders	180,298	180,298	190,198	200,986	278,378
Limited partnership unitholders	102,061	79,733	89,705	87,973	89,114

Total minority interests	837,560	1,237,483	1,230,112	1,188,617	1,221,135
Stockholders’ equity:
Common equity	1,943,240	1,836,928	1,802,814	1,764,071	1,740,751
Preferred equity	223,417	223,594	175,331	175,331	175,548

Total stockholders’ equity	2,166,657	2,060,522	1,978,145	1,939,402	1,916,299

Total liabilities and stockholders’ equity	$6,713,512	$7,578,361	$7,336,366	$7,043,563	$6,802,739

(1)	Pro forma balances as of December 31, 2005 for net investments in properties, total assets, and total liabilities would have been $5,343,030, $6,044,863, and $3,213,626, respectively, if AMB Institutional Alliance Fund III had been deconsolidated as of December 31, 2005.

SUPPLEMENTAL ANALYST PACKAGE Fourth Quarter Earnings Conference Call
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except share data)
Note: Effective October 1, 2006, the Company deconsolidated AMB Institutional Alliance Fund III on a prospective basis.
See notes 1 and 3 for pro forma information.

	For the Quarters Ended		For the Years Ended
	December 31,		December 31,
	2006	2005	2006	2005
Revenues
Rental revenues (1)	$162,103	$165,191	$683,794	$616,933
Private capital income (2)	28,563	31,422	46,102	43,942

Total revenues	190,666	196,613	729,896	660,875

Costs and expenses
Property operating costs (3)	(42,669)	(42,285)	(175,824)	(158,929)
Depreciation and amortization	(42,657)	(42,683)	(177,824)	(161,732)
Impairment losses	(918)	—	(6,312)	—
General and administrative (4)	(30,431)	(18,968)	(104,069)	(71,564)
Other expenses (5)	(1,486)	(1,375)	(2,620)	(5,038)
Fund costs	(503)	(409)	(2,091)	(1,482)

Total costs and expenses	(118,664)	(105,720)	(468,740)	(398,745)

Other income and expenses
Equity in earnings of unconsolidated joint ventures (6)	10,635	811	23,240	10,770
Other income (5)	1,785	3,188	9,423	5,593
Gains from dispositions of real estate, net	—	176	—	19,099
Development profits, net of taxes	36,500	34,489	106,389	54,811
Interest expense, including amortization	(37,218)	(37,963)	(165,230)	(147,317)

Total other income and expenses	11,702	701	(26,178)	(57,044)

Income from operations before minority interests	83,704	91,594	234,978	205,086

Minority interests’ share of income:
Joint venture partners’ share of income	(7,696)	(9,396)	(37,975)	(36,401)
Joint venture partners’ and limited partnership unitholders’ share of development profits	(2,843)	(3,366)	(5,613)	(13,492)
Preferred unitholders	(3,646)	(5,369)	(16,462)	(21,473)
Limited partnership unitholders	(1,587)	(1,974)	(2,805)	(3,411)

Total minority interests’ share of income	(15,772)	(20,105)	(62,855)	(74,777)

Income from continuing operations	67,932	71,489	172,123	130,309

Discontinued operations:
Income attributable to discontinued operations, net of minority interests	1,511	3,877	9,314	13,945
Gain from disposition of real estate, net of minority interests	18,312	65,817	42,635	113,553

Total discontinued operations	19,823	69,694	51,949	127,498

Net income	87,755	141,183	224,072	257,807
Preferred stock dividends	(3,951)	(2,039)	(13,582)	(7,388)
Preferred unit redemption discount/(issuance costs)	(66)	—	(1,070)	—

Net income available to common stockholders	$83,738	$139,144	$209,420	$250,419

Net income per common share (diluted)	$0.91	$1.56	$2.30	$2.85

Weighted average common shares (diluted)	92,251,667	88,981,657	91,106,893	87,873,399

(1)	Pro forma rental revenues for the years ended December 31, 2006 and 2005 would have been $627,099 and $562,812, respectively, if AMB Institutional Alliance Fund III had been deconsolidated as of January 1, 2005.

(2)	Includes incentive distributions of $20.4 million and $26.4 million, for the quarters ended December 31, 2006 and 2005, respectively, and $22.5 million and $26.4 million for the years ended December 31, 2006 and 2005, respectively.

(3)	Pro forma property operating costs for the years ended December 31, 2006 and 2005 would have been $162,549 and $145,671, respectively, if AMB Institutional Alliance Fund III had been deconsolidated as of January 1, 2005.

(4)	Includes $5.1 million and $7.5 million, of charges for executive level turnover for the quarter and year ended December 31, 2006, respectively.

(5)	Includes changes in liabilities and assets associated with the Company’s deferred compensation plan.

(6)	Includes gains on sale of operating properties of $7.5 million and $0.5 million, for the quarters ended December 31, 2006 and 2005, respectively, and $15.8 million and $5.6 million, for the years ended December 31, 2006 and 2005, respectively.

SUPPLEMENTAL ANALYST PACKAGE Fourth Quarter Earnings Conference Call
CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS(1)
(dollars in thousands, except share data)
Note: Effective October 1, 2006, the Company deconsolidated AMB Institutional Alliance Fund III on a prospective basis.

	For the Quarters Ended		For the Years Ended
	December 31,		December 31,
	2006	2005	2006	2005
Net income	$87,755	$141,183	$224,072	$257,807
Gains from disposition of real estate, net of minority interests	(18,312)	(65,993)	(42,635)	(132,652)
Depreciation and amortization:
Total depreciation and amortization	42,657	42,683	177,824	161,732
Discontinued operations’ depreciation	890	3,859	2,153	18,572
Non-real estate depreciation	(1,477)	(949)	(4,546)	(3,388)
Adjustments to derive FFO from consolidated JVs:
Joint venture partners’ minority interests (Net income)	7,696	9,396	37,975	36,401
Limited partnership unitholders’ minority interests (Net income)	1,587	1,974	2,805	3,411
Limited partnership unitholders’ minority interests (Development profits)	1,653	1,704	4,948	2,262
Discontinued operations’ minority interests (Net income)	239	1,744	31	8,769
FFO attributable to minority interests	(16,207)	(27,641)	(82,861)	(100,275)
Adjustments to derive FFO from unconsolidated JVs:
AMB’s share of net income	(10,635)	(811)	(23,240)	(10,770)
AMB’s share of FFO	6,703	2,633	16,038	14,441
AMB’s share of development profits, net	—	—	—	5,441
Preferred stock dividends	(3,951)	(2,039)	(13,582)	(7,388)
Preferred unit redemption discount (issuance costs)	(66)	—	(1,070)	—

Funds from operations	$98,532	$107,743	$297,912	$254,363

FFO per common share and unit (diluted)	$1.01	$1.15	$3.12	$2.75

Weighted average common shares and units (diluted)	97,087,889	93,422,964	95,444,072	92,508,725

(1)	See Supplemental Financial Measures Disclosures for a discussion of why management believes FFO is a useful supplemental measure of operating performance, of ways in which investors might use FFO when assessing AMB’s financial performance, and of FFO’s limitations as a measurement tool.

SUPPLEMENTAL ANALYST PACKAGE Fourth Quarter Earnings Conference Call
ADJUSTED EBITDA(1) AND COVERAGE RATIOS
(dollars in thousands)
Note: Effective October 1, 2006, the Company deconsolidated AMB Institutional Alliance Fund III on a prospective basis.

	For the Quarters Ended		For the Years Ended
	December 31,		December 31,
	2006	2005	2006	2005
Net income	$87,755	$141,183	$224,072	$257,807
Depreciation and amortization	42,657	42,683	177,824	161,732
Impairment losses	918	—	6,312	—
Stock-based compensation amortization	6,350	2,673	20,736	12,296
Adjustments to derive adjusted EBITDA from unconsolidated JVs:
AMB’s share of net income	(10,635)	(811)	(23,240)	(10,770)
AMB’s share of FFO (2)	6,703	2,633	16,038	14,441
AMB’s share of interest expense	3,823	2,833	10,424	9,021
AMB’s share of development profits, net of taxes	—	—	—	5,441
Interest expense, including amortization	37,218	37,963	165,230	147,317
Total minority interests’ share of income	15,772	20,105	62,855	74,777
Total discontinued operations, including gains	(19,823)	(69,870)	(51,949)	(146,597)
Discontinued operations’ adjusted EBITDA	2,557	13,460	9,958	58,669

Adjusted EBITDA	$173,295	$192,852	$618,260	$584,134

Interest
Interest expense, including amortization — continuing operations	$37,218	$37,963	$165,230	$147,317
Interest expense, including amortization — discontinued operations	(83)	3,980	(1,540)	17,383
AMB’s share of interest expense from unconsolidated JVs	3,823	2,833	10,424	9,021

Total interest	$40,958	$44,776	$174,114	$173,721

Interest coverage(3)	4.2x	4.3x	3.6x	3.4x

Fixed charge
Interest expense, including amortization — continuing operations	$37,218	$37,963	$165,230	$147,317
Amortization of financing costs and debt premiums — continuing operations	(1,923)	(1,641)	(7,696)	(4,248)
Interest expense, including amortization — discontinued operations	(83)	3,980	(1,540)	17,383
Amortization of financing costs and debt premiums — discontinued operations	(18)	(124)	(23)	(406)
AMB’s share of interest expense from unconsolidated JVs	3,823	2,833	10,424	9,021
Capitalized interest	13,004	7,575	42,938	29,503
Preferred unit distributions	3,646	5,369	16,462	21,473
Preferred stock dividends	3,951	2,039	13,582	7,388

Total fixed charge	$59,618	$57,994	$239,377	$227,431

Fixed charge coverage (4)	2.9x	3.3x	2.6x	2.6x

(1)	See Supplemental Financial Measures Disclosures for a discussion of why management believes adjusted EBITDA is a useful supplemental measure of operating performance and liquidity, of ways in which investors might use adjusted EBITDA when assessing AMB’s financial performance, and of adjusted EBITDA’s limitations as a measurement tool.

(2)	See Supplemental Financial Measures Disclosures for a discussion of why management believes FFO is a useful supplemental measure of operating performance, of ways in which investors might use FFO when assessing AMB’s financial performance, and of FFO’s limitations as a measurement tool.

(3)	See Reporting Definitions for interest coverage and Supplemental Financial Measures Disclosures for a discussion of why management believes interest coverage is a useful supplemental measure of liquidity, of ways in which investors might use interest coverage when assessing AMB’s liquidity, and of interest coverage’s limitations as a measurement tool.

(4)	See Reporting Definitions for fixed charge coverage and Supplemental Financial Measures Disclosures for a discussion of why management believes fixed charge coverage is a useful supplemental measure of liquidity, of ways in which investors might use fixed charge coverage when assessing AMB’s liquidity, and of fixed charge coverage’s limitations as a measurement tool.

SUPPLEMENTAL ANALYST PACKAGE Fourth Quarter Earnings Conference Call
SUPPLEMENTAL CASH FLOW INFORMATION
(dollars in thousands)
Note: Effective October 1, 2006, the Company deconsolidated AMB Institutional Alliance Fund III on a prospective basis.

	For the Quarter Ended	For the Year Ended
	December 31,	December 31,
	2006	2006
AMB’s Owned and Managed Portfolio (1):
Supplemental Information:
Straight-line rents and amortization of lease intangibles	$3,753	$20,963
AMB’s share of straight-line rents and amortization of lease intangibles	$2,813	$15,739
Gross lease termination fees	$1,988	$8,444
Net lease termination fees (2)	$1,671	$7,953

AMB’s share of net lease termination fees	$474	$6,543

Recurring capital expenditures:
Tenant improvements	$4,887	$18,272
Lease commissions and other lease costs	6,294	24,883
Building improvements	13,313	43,614

Sub-total	24,494	86,769
JV Partners’ share of capital expenditures	(7,331)	(24,052)

AMB’s share of recurring capital expenditures	$17,163	$62,717

AMB’s Consolidated Portfolio:
Straight-line rents and amortization of lease intangibles	$2,944	$19,134
AMB’s share of straight-line rents and amortization of lease intangibles	$2,644	$15,365
Gross lease termination fees	$489	$6,945
Net lease termination fees (2)	$258	$6,540
AMB’s share of net lease termination fees	$191	$6,260

(1)	See Reporting Definitions for the definition of owned and managed.

(2)	Net lease termination fees are defined as gross lease termination fees less the associated straight-line rent balance.

SUPPLEMENTAL ANALYST PACKAGE Fourth Quarter Earnings Conference Call
PORTFOLIO OVERVIEW (1)
As of December 31, 2006

	U.S.	U.S.	U.S.			Total			Non-Japan	Total
	Target (4)	On-Tarmac	Non-Target	Mexico	Canada	N. America	Europe	Japan	Asia	Europe/Asia	Grand Total
Operating Portfolio (2)
Number of buildings	908	34	6	13	—	961	36	12	1	49	1,010
Rentable square feet	93,691,732	2,681,328	650,849	2,833,464	—	99,857,373	4,238,193	3,814,773	151,749	8,204,715	108,062,088
% of total rentable square feet	86.7%	2.5%	0.6%	2.6%	—	92.4%	4.0%	3.5%	0.1%	7.6%	100.0%
Pro rata rentable square feet owned by AMB (5)	59,563,611	2,494,569	650,849	643,452	—	63,352,481	4,220,628	762,955	151,749	5,135,332	68,487,813
% of total rentable square feet owned by AMB	87.0%	3.6%	1.0%	0.9%	—	92.5%	6.2%	1.1%	0.2%	7.5%	100.0%

Occupancy percentage	96.2%	96.3%	100.0%	96.9%	—	96.3%	98.1%	89.2%	100.0%	94.0%	96.1%
Annualized base rent (000’s)	$538,144	$46,402	$2,659	$16,024	—	$603,229	$35,914	$38,725	$550	$75,189	$678,418
% of total annualized base rent	79.3%	6.8%	0.4%	2.4%	—	88.9%	5.3%	5.7%	0.1%	11.1%	100.0%
Number of leases	2,857	233	56	39	—	3,185	82	50	2	134	3,319
Annualized base rent per square foot	$5.97	$17.96	$4.09	$5.84	—	$6.27	$8.64	$11.38	$3.62	$9.75	$6.53

Development Pipeline (3)
Number of buildings	41	—	—	5	5	51	16	6	5	27	78
Rentable square feet	5,353,317	—	—	1,738,378	1,506,624	8,598,319	3,465,954	3,073,957	1,479,257	8,019,168	16,617,487
Land acres held for future development	1,055	—	164	300	85	1,604	53	62	16	131	1,735

Total number of buildings	949	34	6	18	5	1,012	52	18	6	76	1,088
Total rentable square feet	99,045,049	2,681,328	650,849	4,571,842	1,506,624	108,455,692	7,704,147	6,888,730	1,631,006	16,223,883	124,679,575

(1)	Includes the Company’s owned and managed operating and development properties, investments in 7.4 million square feet of operating properties through its investments in non-managed unconsolidated joint ventures, and recently completed developments that have not yet been placed in operations but are being held for sale or contribution. See Reporting Definitions for the definition of owned and managed.

(2)	Includes all owned and managed operating properties as well as investments in 7.4 million square feet of operating properties through the Company’s investments in non-managed unconsolidated joint ventures. See Reporting Definitions for the definition of owned and managed.

(3)	Development pipeline includes recently completed development projects available for sale or contribution totaling eleven buildings and 2,965,039 square feet.

(4)	Effective as of December 31, 2006, Houston and Orlando have been added to the Company’s U.S. Target markets.

(5)	Calculated as AMB’s pro rata share of square feet on owned and managed operating properties as well as non-managed operating properties. See Reporting Definitions for the definition of owned and managed.

SUPPLEMENTAL ANALYST PACKAGE Fourth Quarter Earnings Conference Call
AMB’S OWNED AND MANAGED OPERATING AND LEASING STATISTICS (1)
(dollars in thousands, except per square foot amounts)

		Prior
Operating Portfolio	Quarter	Quarter
Square feet owned at December 31, 2006 (3)	100,702,915	101,027,390

Occupancy percentage	96.1%	95.4%
Average Occupancy percentage (4)	95.3%	94.8%

Weighted average lease terms:
Original	6.1 years
Remaining	3.3 years

		Year-to-
Operating Portfolio	Quarter	Date
Tenant retention	68.9%	70.9%

Same Space Leasing Activity: (5)
Rent increases (decreases) on renewals and rollovers (3)	4.1%	(0.1%)
Same space square footage commencing (millions)	3.6	16.2

2nd Generation Leasing Activity:
TIs and LCs per square foot:
Retained	$1.79	$1.41
Re-tenanted	3.23	3.19

Weighted average	$2.48	$2.20

Square footage commencing (millions)	4.5	19.1

		Prior
Same Store Pool (2)	Quarter	Quarter
Square feet in same store pool at December 31, 2006	77,291,866	83,524,484
% of total square feet	76.8%	82.7%

Occupancy percentage at period end:
December 31, 2006	97.0%	96.0%
December 31, 2005	96.3%	94.7%

Weighted average lease terms:
Original	6.0 years
Remaining	3.0 years

		Year-to-
Same Store Pool (2)	Quarter	Date
Tenant retention	68.3%	72.5%

Same Space Leasing Activity: (5)
Rent increases (decreases) on renewals and rollovers	3.4%	(0.4%)
Same space square footage commencing (millions)	3.4	15.7

Cash basis NOI % change: (6)
Revenues (7)	2.1%	2.8%
Expenses (7)	4.6%	3.5%
NOI (6) (7)	1.3%	2.6%
NOI without lease termination fees (6) (7)	3.0%	3.2%

(1)	The Company’s owned and managed portfolio excludes development and renovation projects and recently completed development projects available for sale or contribution. See Reporting Definitions for the definition of owned and managed.

(2)	The same store pool excludes properties purchased and developments stabilized after December 31, 2004. See Reporting Definitions.

(3)	In addition to owned square feet as of December 31, 2006, the Company managed, but did not have an ownership interest in, approximately 0.2 million additional square feet of properties. One of the Company’s subsidiaries also manages approximately 1.1 million square feet of properties representing the IAT portfolio on behalf of the IAT Air Cargo Facilities Income Fund. The Company also has investments in 7.4 million square feet of operating properties through its investments in non-managed unconsolidated joint ventures.

(4)	Based on monthly occupancy percentage.

(5)	Consists of second generation leases renewing or re-tenanting with current and prior lease terms greater than one year.

(6)	See Supplemental Financial Measures Disclosures for discussions of why management believes NOI, cash-basis NOI, and same store cash basis NOI are useful supplemental measures for our management and investors, of ways to use these measures when assessing financial performance, and the limitations of these measures as measurement tools.

(7)	For the quarter ended December 31, 2006, on a consolidated basis, the % change was 1.2%, 6.1%, (0.5%) and 2.8%, respectively, for revenues, expenses, NOI and NOI without lease termination fees. For the year ended December 31, 2006, on a consolidated basis, the % change was 2.4%, 4.7%, 1.6% and 2.8%, respectively, for revenues, expenses, NOI and NOI without lease termination fees. See footnote 6 above.

SUPPLEMENTAL ANALYST PACKAGE Fourth Quarter Earnings Conference Call
AMB’S OWNED AND MANAGED MARKET OPERATING STATISTICS (1)
As of December 31, 2006

										Total
						No. New	San			U.S. Hub and	Total	Total/
				Los		Jersey/	Francisco		U.S.	Gateway	Other	Weighted
	Atlanta	Chicago	Dallas	Angeles (2)	Miami	New York	Bay Area	Seattle	On-Tarmac (3)	Markets	Markets	Average
Number of buildings	47	112	53	148	53	133	116	59	34	755	209	964
Rentable square feet	4,622,651	11,321,419	4,843,064	14,858,376	5,678,594	10,538,097	10,499,059	7,430,006	2,681,328	72,472,594	28,230,321	100,702,915
% of total rentable square feet	4.6%	11.2%	4.8%	14.8%	5.6%	10.5%	10.4%	7.4%	2.7%	72.0%	28.0%	100.0%
Occupancy percentage	92.7%	95.1%	97.8%	95.8%	97.9%	98.7%	97.4%	96.0%	96.3%	96.5%	95.0%	96.1%
Annualized base rent (000’s)	$19,016	$56,603	$22,387	$92,562	$42,148	$75,719	$70,466	$34,913	$46,402	$460,216	$186,948	$647,164
% of total annualized base rent	2.9%	8.7%	3.5%	14.3%	6.5%	11.7%	10.9%	5.4%	7.2%	71.1%	28.9%	100.0%
Number of leases	163	229	258	394	259	381	344	230	233	2,491	785	3,276
Annualized base rent per square foot	$4.44	$5.26	$4.73	$6.50	$7.58	$7.28	$6.89	$4.89	$17.96	$6.59	$6.97	$6.69
Lease expirations as a % of ABR: (4)
2007	15.8%	26.3%	17.1%	9.4%	22.5%	10.8%	13.7%	18.9%	16.0%	15.6%	10.9%	14.3%
2008	21.4%	15.2%	15.1%	19.1%	11.1%	13.2%	16.7%	13.2%	13.8%	15.5%	9.6%	13.8%
2009	24.2%	13.9%	17.2%	13.7%	16.3%	15.3%	22.8%	21.2%	6.5%	16.2%	11.8%	15.0%
Weighted average lease terms:
Original	5.2 years	4.8 years	5.6 years	5.9 years	5.6 years	6.9 years	5.6 years	6.0 years	8.6 years	5.8 years	6.6 years	6.1 years
Remaining	2.5 years	2.6 years	3.3 years	3.3 years	3.4 years	3.8 years	2.4 years	2.8 years	4.6 years	3.1 years	4.0 years	3.3 years
Tenant retention:
Quarter	57.1%	84.7%	37.1%	83.6%	83.7%	66.6%	54.2%	45.5%	84.5%	71.9%	55.4%	68.9%
Year-to-date	66.9%	69.7%	47.6%	78.5%	77.0%	75.6%	71.2%	76.2%	90.8%	73.4%	61.3%	70.9%

Rent increases on renewals and rollovers:
Quarter	(4.1%)	3.9%	(3.6%)	13.9%	10.2%	11.2%	(21.0%)	13.5%	4.9%	4.4%	2.2%	4.1%
Same space SF leased	233,627	557,402	200,241	990,934	155,519	305,275	317,314	155,385	85,242	3,000,939	580,710	3,581,649
Year-to-date	(8.3%)	(5.4%)	(5.5%)	7.5%	5.2%	3.4%	(13.2%)	4.1%	4.1%	(0.4%)	1.6%	(0.1%)
Same space SF leased	862,757	2,270,278	777,789	2,842,876	1,083,300	2,175,615	1,505,411	1,080,155	418,545	13,016,726	3,186,854	16,203,580
Same store cash basis NOI % change: (5)
Quarter	(3.5%)	0.0%	12.3%	(1.4%)	15.6%	(7.5%)	6.5%	(1.1%)	1.9%	0.7%	3.5%	1.3%
Year-to-date	(0.3%)	2.3%	2.4%	2.6%	16.8%	(1.2%)	2.1%	0.0%	3.5%	2.5%	2.7%	2.6%

Sq. feet owned in same store pool (6)	3,611,600	8,479,166	3,515,471	12,162,203	4,681,107	8,817,823	9,835,672	6,119,008	2,564,083	59,786,133	17,505,733	77,291,866

AMB’s pro rata share of square feet (7)	2,355,377	9,032,175	2,856,821	11,289,385	4,480,180	5,571,416	7,849,682	3,880,944	1,494,569	48,810,549	19,677,264	68,487,813

(1)	The Company’s owned and managed portfolio excludes development and renovation projects and recently completed development projects available for sale or contribution. See Reporting Definitions for the definition of owned and managed.

(2)	The Company also owns a 19.9 acre land parcel, which is leased to a parking lot operator in the Los Angeles market immediately adjacent to LAX.

(3)	Includes on-tarmac cargo facilities at 14 airports.

(4)	See Reporting Definitions.

(5)	See Supplemental Financial Measures Disclosures for a discussion of why management believes same store NOI is a useful supplemental measure for our management and investors, of ways to use this measure when assessing the Company’s financial performance, and the limitations of the measure as a measurement tool.

(6)	The same store pool excludes properties purchased and developments stabilized after December 31, 2004. See Reporting Definitions.

(7)	Calculated as AMB’s pro rata share of square feet on owned and managed operating properties as well as non-managed operating properties. See Reporting Definitions for the definition of owned and managed.

SUPPLEMENTAL ANALYST PACKAGE Fourth Quarter Earnings Conference Call
AMB’S OWNED AND MANAGED OPERATING PORTFOLIO OVERVIEW (1)
As of December 31, 2006

	Number	Rentable	% of Total		Annualized	% of Total		Annualized
	of	Square	Rentable	Occupancy	Base Rent	Annualized	Number	Base Rent per
	Buildings	Feet	Square Feet	Percentage	(000's)	Base Rent	of Leases	Square Foot
U.S. Hub and Gateway Markets	755	72,472,594	72.0%	96.5%	$460,216	71.1%	2,491	$6.59
U.S. Other Target Markets (2)
Austin	9	1,758,369	1.7	95.9	9,964	1.5	33	5.91
Baltimore / Washington DC	39	3,046,324	3.0	99.6	20,580	3.2	147	6.78
Boston	39	5,188,593	5.2	92.5	31,452	4.9	101	6.55
Houston	7	1,236,401	1.2	83.5	7,145	1.1	60	6.92
Minneapolis	31	3,886,858	3.9	96.2	17,216	2.7	138	4.61
Orlando	16	1,424,748	1.4	99.8	6,719	1.0	77	4.72

Subtotal/Weighted Average	141	16,541,293	16.4%	95.0%	$93,076	14.4%	556	5.92
U.S. Non-Target Markets
Columbus	1	240,000	0.2	100.0	552	0.1	4	2.30
New Orleans	5	410,849	0.4	100.0	2,107	0.3	52	5.13

Subtotal/Weighted Average	6	650,849	0.6%	100.0%	$2,659	0.4%	56	4.09
Non U.S. Target Markets (3)
North America
Guadalajara, Mexico	6	933,542	0.9	100.0	5,061	0.8	20	5.42
Mexico City, Mexico	6	1,803,973	1.8	95.1	10,481	1.6	18	6.11
Queretaro, Mexico	1	95,949	0.1	100.0	482	0.1	1	5.02
Europe
Amsterdam, Netherlands	7	964,039	0.8	100.0	8,377	1.3	7	8.69
Frankfurt, Germany	1	166,917	0.2	100.0	2,669	0.4	1	15.99
Hamburg, Germany	7	959,214	1.0	98.9	7,931	1.2	21	8.36
Lyon, France	1	262,491	0.3	100.0	1,758	0.3	2	6.70
Paris, France	20	1,885,532	1.9	96.2	15,179	2.3	51	8.37
Asia
Osaka, Japan	1	965,155	1.0	90.3	7,546	1.2	13	8.66
Shanghai, China	1	151,749	0.2	100.0	550	0.1	2	3.62
Tokyo, Japan	11	2,849,618	2.8	88.8	31,179	4.8	37	12.32

Subtotal/Weighted Average	62	11,038,179	11.0%	94.7%	$91,213	14.1%	173	$8.72

Total Other Markets	209	28,230,321	28.0	95.0	186,948	28.9	785	6.97

Total/Weighted Average	964	100,702,915	100.0%	96.1%	$647,164	100.0%	3,276	6.69

(1)	The Company’s owned and managed operating portfolio excludes development and renovation projects and recently completed development projects available for sale or contribution. See Reporting Definitions for the definition of owned and managed.

(2)	Effective as of December 31, 2006, Houston and Orlando have been added to the Company’s U.S. target markets.

(3)	Annualized base rent for leases denominated in foreign currencies is translated using the currency exchange rate at December 31, 2006.

SUPPLEMENTAL ANALYST PACKAGE Fourth Quarter Earnings Conference Call
LEASE EXPIRATIONS (1)
As of December 31, 2006
(dollars in thousands)

			% of
	Square	Annualized	Annualized
	Feet	Base Rent (2)	Base Rent
2007	15,946,335	$96,962	14.3%
2008	14,987,948	93,720	13.8%
2009	15,580,437	101,672	15.0%
2010	13,056,478	96,569	14.2%
2011	13,193,485	97,473	14.3%
2012	7,813,704	66,080	9.7%
2013	3,379,973	26,803	3.9%
2014	5,326,305	41,105	6.0%
2015	2,706,554	20,209	3.0%
2016 and beyond	4,925,182	39,118	5.8%

Total	96,916,401	$679,711	100.0%

(1)	Schedule includes spaces that expire on or after December 31, 2006. Schedule includes owned and managed operating properties. See Reporting Definitions for the definition of owned and managed.

(2)	Calculated as monthly rent at expiration multiplied by 12. Non-U.S. Dollar projects are converted to U.S. Dollars using the budgeted exchange rate at expiration.

SUPPLEMENTAL ANALYST PACKAGE Fourth Quarter Earnings Conference Call
TOP 25 CUSTOMERS (1)
As of December 31, 2006
(dollars in thousands)

			Percentage of		Percentage of
			Aggregate		Aggregate
		Aggregate Rentable	Leased	Annualized	Annualized
Customer Name (2)	Number of Leases	Square Feet	Square Feet (3)	Base Rent (4)	Base Rent (5)
United States Government (6) (7)	47	1,407,748	1.5%	$20,295	3.1%
Deutsche Post World Net (DHL) (6)	41	1,977,650	2.0%	17,791	2.7%
FedEx Corporation (6)	30	1,361,619	1.4%	14,455	2.2%
Nippon Express	12	967,039	1.0%	9,636	1.5%
Sagawa Express	7	726,235	0.8%	9,008	1.4%
Harmonic Inc.	4	285,480	0.3%	8,907	1.4%
BAX Global Inc/Schenker/Deutsche Bahn (6)	16	711,117	0.7%	7,067	1.1%
La Poste	2	854,427	0.9%	6,332	1.0%
City and County of San Francisco	1	559,605	0.6%	5,714	0.9%
Panalpina, Inc.	7	870,156	0.9%	5,585	0.9%
Expeditors International	8	1,003,939	1.0%	4,836	0.7%
Worldwide Flight Services (6)	14	327,622	0.3%	4,694	0.7%
Eagle Global Logistics, L.P.	10	758,121	0.8%	4,424	0.7%
Forward Air Corporation	9	547,544	0.6%	4,290	0.7%
FMI International	3	764,343	0.8%	4,240	0.7%
UPS	15	559,994	0.6%	3,911	0.6%
United Air Lines Inc. (6)	6	191,085	0.2%	3,408	0.5%
World Logi K.K.	10	343,883	0.4%	3,178	0.5%
Ahold NV	6	693,280	0.7%	2,970	0.5%
Elmhult Limited Partnership	5	760,253	0.8%	2,686	0.4%
Virco Manufacturing Corporation	1	559,000	0.6%	2,566	0.4%
UTi United States Inc.	11	314,029	0.3%	2,494	0.4%
Menzies Aviation (6)	4	183,867	0.2%	2,323	0.4%
Integrated Airline Services (6)	4	198,262	0.2%	2,284	0.4%
Kintetsu World Express	7	180,027	0.2%	2,278	0.4%

Total		17,106,325	17.8%	$155,372	24.2%

(1)	Schedule includes owned and managed operating properties. See Reporting Definitions for the definition of owned and managed.

(2)	Customer(s) may be a subsidiary of or an entity affiliated with the named customer. The Company also owns a 19.9 acre land parcel adjacent to LAX, which is leased to a parking lot operator with an ABR of $7,487, which is not included.

(3)	Computed as aggregate leased square feet divided by the aggregate leased square feet of operating properties.

(4)	See Reporting Definitions for the definition of annualized base rent.

(5)	Computed as aggregate annualized base rent divided by the aggregate annualized base rent of operating properties.

(6)	Apron rental amounts (but not square footage) are included.

(7)	United States Government includes the United States Postal Service (USPS), United States Customs, United States Department of Agriculture (USDA) and various other U.S. governmental agencies.

SUPPLEMENTAL ANALYST PACKAGE Fourth Quarter Earnings Conference Call
ACQUISITIONS
For the Quarter ended December 31, 2006
(dollars in thousands)

							AMB’s
		Number of	Square	Month of	Acquisition		Ownership
Property Name	Market	Buildings	Feet	Acquisition	Cost (1)		Percentage
Property Acquisitions
AMB Alliance Fund III (2)
1. AMB DFW Port America	Dallas	2	72,895	October	$4,000		23%
2. AMB Foster Distribution	Chicago	1	306,918	October	15,632		23%
3. AMB Airfreight Portfolio	Various	25	2,103,839	November	170,909		23%
4. AMB Zephyr Distribution	Los Angeles	1	190,679	November	20,246		23%
5. AMB Coral Distribution Center	Miami	1	106,599	December	10,343		23%
6. AMB Charcot Distribution Center	San Francisco Bay Area	1	103,782	December	7,922		23%
7. AMB Worthington Distribution Center	Los Angeles	2	328,771	December	36,769		23%

Subtotal		33	3,213,483		265,821
AMB Partners II
8. Techridge 4.3B	Austin	1	199,612	November	13,334		15%

Subtotal		1	199,612		13,334
AMB Property Corporation
9. AMB LG Roissy Mesnil SAS	Paris, France	1	4,747	October	660		100%
10. AMB Hordijk Distribution Center	Rotterdam, Netherlands	1	146,368	November	12,226		100%
11. AMB Eemhaven Distribution Center	Rotterdam, Netherlands	1	340,699	December	26,413		100%

Subtotal		3	491,814		39,299
Total Fourth Quarter Property Acquisitions		37	3,904,909		$318,454	(3)	32%

Weighted Average Stabilized Cap Rate GAAP/Cash					7.2%/6.9%
Total 2006 Property Acquisitions		106	9,808,236		$834,191	(3)	42%

Weighted Average Stabilized Cap Rate GAAP/Cash					6.9%/6.7%

(1)	Translated to U.S. Dollars using the exchange rate on the date of acquisition.

(2)	Effective October 1, 2006, the Company deconsolidated AMB Alliance Fund III on a prospective basis.

(3)	Represents the total expected investment, including closing costs and estimated acquisition capital of $9.2 million and $20.1 million, for the quarter and year ended December 31, 2006, respectively.

SUPPLEMENTAL ANALYST PACKAGE Fourth Quarter Earnings Conference Call
OPERATING PROPERTY DISPOSITIONS
For the Quarter ended December 31, 2006
(dollars in thousands)

						AMB’s
		Number of	Square	Month of	Disposition	Ownership
Property Name	Market	Buildings	Feet	Disposition	Price	Percentage
1. Chemway Industrial Portfolio	Charlotte	5	488,438	October	$13,700	100%
2. South Point Business Park	Charlotte	5	241,398	October	19,900	50%
3. National Portfolio (1)	Various	22	2,286,485	November	107,492	15%
4. Charlotte Logistics (1)	Charlotte	11	582,877	December	50,156	23%
5. Corporate Park	Memphis	7	858,322	December	24,600	50%
6. Willow Lake	Memphis	10	1,025,523	December	60,100	100%

Total Fourth Quarter Dispositions		60	5,483,043		$275,948	45%

Weighted Average Stabilized Cash Cap Rate					8.0%
Total 2006 Property Dispositions		73	6,410,105		$335,071	53%

Weighted Average Stabilized Cash Cap Rate					7.7%

(1)	Represents a sale from unconsolidated joint ventures.

SUPPLEMENTAL ANALYST PACKAGE Fourth Quarter Earnings Conference Call
CONTRIBUTIONS TO PRIVATE CAPITAL JOINT VENTURES
For the Quarter ended December 31, 2006
(dollars in thousands)

						AMB’s
						Retained
			Number of	Square	Contribution	Ownership
Property Contributions	Joint Venture	Market	Buildings	Feet	Value (1)	Percentage
1. Agave — Bldg 2	AMB-SGP Mexico	Mexico City, Mexico	1	262,770	$18,000	20%
2. AMB Amagasaki Distribution Center 1	AMB Japan Fund I	Osaka, Japan	1	965,155	113,958	20%
3. AMB Kashiwa Distribution Center	AMB Japan Fund I	Tokyo, Japan	1	221,160	33,596	20%
4. AMB Mt. Prospect Distribution	AMB Institutional
	Alliance Fund III	Chicago	2	228,603	36,500	23%
5. Beacon Lakes — Bldg 10	AMB Institutional
	Alliance Fund III	Miami	1	192,476	16,700	23%
6. Highway 17 — 50 Broad Street	AMB Institutional
	Alliance Fund III	New Jersey	1	133,200	11,600	23%
7. AMB Pacific Coast Business Park — Land	AMB DFS Fund I	Los Angeles	n/a	n/a	77,489	15%

Total Fourth Quarter Property Contributions			7	2,003,364	$307,843	19%

Weighted Average Stabilized Cash Cap Rate					6.1%
Total 2006 Property Contributions			11	4,041,976	$684,842	20%

Weighted Average Stabilized Cash Cap Rate					5.8%

(1)	Translated to U.S. Dollars using the exchange rate on the date of contribution.

SUPPLEMENTAL ANALYST PACKAGE Fourth Quarter Earnings Conference Call
NEW DEVELOPMENT & RENOVATION PROJECTS
For the Quarter ended December 31, 2006
(dollars in thousands)

				Estimated	Estimated	AMB’s
			Estimated	Square Feet	Total	Ownership
Projects	Market	Developer	Stabilization	at Stabilization	Investment (1)	Percentage
1. AMB Dublin (2)	San Francisco Bay Area	AMB	Q407	—	$13,600	100%
2. AMB Hathaway (2)	San Francisco Bay Area	AMB	Q407	—	16,500	100%
3. AMB Sagamihara Distribution Center	Tokyo, Japan	AMB	Q407	543,056	87,100	100%
4. Agave — Bldg 5	Mexico City, Mexico	G. Accion	Q208	103,204	7,100	98%
5. AMB Theodore Park Logistics Center	Dusseldorf, Germany	Delta Group	Q208	140,566	17,000	100%
6. AMB Palmetto Distribution Center	Orlando	AMB	Q208	406,400	20,800	100%
7. AMB Franklin Commerce Center	New Jersey	AMB	Q308	366,896	26,700	100%
8. AMB Pompano Center of Commerce — Phase 1	Miami	AMB	Q308	218,835	21,400	100%
9. AMB Lijnden Logistics Court 1	Amsterdam, Netherlands	Keystone Vasgoed	Q308	96,520	16,800	100%
10. AMB Nanko Naka Distribution Center	Osaka, Japan	AMB	Q308	402,313	48,700	100%
11. AMB Siziano Business Park — Bldg 1	Milan, Italy	Redilco	Q408	436,916	34,000	50%

Total Fourth Quarter New Projects				2,714,706	$309,700	94%

Weighted Average Estimated Yield (3)					6.7%
Total 2006 New Projects				10,424,170	$914,300	96%

Weighted Average Estimated Yield (3)					7.3%

(1)	Represents total estimated cost of development, renovation or expansion, including initial acquisition costs, prepaid ground leases and associated carry costs. The estimates are based on the Company’s current estimates and forecasts and are subject to change. Non-U.S. Dollar investments are translated to U.S. Dollars using the exchange rate at December 31, 2006.

(2)	Represents a value-added conversion project. See Reporting Definitions.

(3)	Yields exclude value-added conversion projects and are calculated on an after-tax basis for international projects. See Reporting Definitions.

SUPPLEMENTAL ANALYST PACKAGE Fourth Quarter Earnings Conference Call
DEVELOPMENT & RENOVATION PROJECTS IN PROCESS
As of December 31, 2006
(dollars in thousands)

				Estimated	Estimated		AMB’s
			Estimated	Square Feet	Total		Ownership
Projects	Market	Developer	Stabilization (6)	at Stabilization (6)	Investment (1)		Percentage
2007 Deliveries
1. Beacon Lakes Village — Phase 1 Bldg E1	Miami	Flagler	Q1	52,668	$6,100		50%
2. AMB Annagem Distribution Centre	Toronto, Canada	AMB	Q1	198,169	13,800		100%
3. AMB Des Plaines Logistics Center	Chicago	AMB	Q1	126,053	18,600		100%
4. AMB DFW Logistics Center 1	Dallas	AMB	Q1	113,640	5,900		100%
5. AMB Turnberry Distribution VI	Chicago	AMB	Q1	179,400	10,600		20%
6. Beacon Lakes — Bldg 6	Miami	Flagler	Q1	206,464	13,300		79%
7. AMB Fokker Logistics Center 2A	Amsterdam, Netherlands	Delta Group	Q2	118,166	15,900		100%
8. AMB Riverfront Distribution Center — Bldg B	Seattle	AMB	Q2	388,000	22,800		100%
9. AMB Forest Park Freight Terminal	Atlanta	AMB	Q2	142,000	11,200		100%
10. AMB Gonesse Distribution Center	Paris, France	GEPRIM	Q2	598,161	55,400		100%
11. AMB Douglassingel Distribution Center	Amsterdam, Netherlands	Austin	Q3	148,714	22,800		100%
12. AMB Port of Hamburg 1	Hamburg, Germany	BUSS Ports + Logistics	Q3	414,701	36,800		94%
13. AMB Pearson Logistics Centre 1 — Bldg 200	Toronto, Canada	AMB	Q3	205,518	16,800		100%
14. AMB Tres Rios Industrial Park — Bldg 3	Mexico City, Mexico	G. Accion	Q3	628,784	34,900		98%
15. AMB Tres Rios Industrial Park — Bldg 4	Mexico City, Mexico	G. Accion	Q3	315,156	17,800		98%
16. AMB Arrayanes — Bldg 2	Guadalajara, Mexico	G. Accion	Q4	473,720	17,800		90%
17. AMB Aurora Industrial (4)	Minneapolis	AMB	Q4	125,200	7,100		100%
18. AMB Milton 401 Business Park — Bldg 2	Toronto, Canada	AMB	Q4	281,358	21,700		100%
19. AMB Sagamihara Distribution Center	Tokyo, Japan	AMB	Q4	543,056	87,100		100%
20. AMB Pearson Logistics Centre 1 — Bldg 100	Toronto, Canada	AMB	Q4	446,338	31,700		100%
21. AMB Dublin (3)	San Francisco Bay Area	AMB	Q4	—	13,600		100%
22. AMB Hathaway (3)	San Francisco Bay Area	AMB	Q4	—	16,500		100%
23. AMB Valley Distribution Center	Seattle	AMB	Q4	749,970	43,600		100%
24. AMB Redlands — Parcel 2	Los Angeles	AMB	Q4	1,313,470	57,200		100%
25. Platinum Triangle Land — Phase 1 (3)	Los Angeles	AMB	Q4	—	15,400		100%
26. AMB Fokker Logistics Center 3	Amsterdam, Netherlands	Delta Group	Q4	324,725	44,900		50%
27. AMB Isle d’Abeau Logistics Park Bldg C	Lyon, France	GEPRIM	Q4	277,817	21,800		100%
28. AMB Torrance Matrix	Los Angeles	AMB	Q4	161,785	28,000		100%

Total 2007 Deliveries				8,533,033	$709,100		94%

Leased or Under Contract For Sale/Funded-to-date				34%	$516,800	(2)
Weighted Average Estimated Yield (5)					8.0%

Continued on next page

(1)	Represents total estimated cost of development, renovation, or expansion, including initial acquisition costs, prepaid ground leases and associated carry costs. Estimated total investments are based on current forecasts and are subject to change. Non-U.S. Dollar investments are translated to U.S. Dollars using the exchange rate at December 31, 2006.

(2)	AMB’s share of amounts funded to date for 2007 and 2008 deliveries was $489.0 million and $288.5 million, respectively, for a total of $777.5 million.

(3)	Represents a value-added conversion project. See Reporting Definitions.

(4)	Represents a renovation project. See Reporting Definitions.

(5)	Yields exclude value-added conversion projects and are calculated on an after-tax basis for international projects. See Reporting Definitions.

(6)	See Reporting Definitions for a definition of stabilization.

SUPPLEMENTAL ANALYST PACKAGE Fourth Quarter Earnings Conference Call
DEVELOPMENT & RENOVATION PROJECTS IN PROCESS
As of December 31, 2006
(dollars in thousands)
(continued)

				Estimated	Estimated		AMB’s
			Estimated	Square Feet	Total		Ownership
Projects	Market	Developer	Stabilization (5)	at Stabilization (5)	Investment (1)		Percentage
2008 Deliveries
29. AMB Steel Road	Los Angeles	AMB	Q1	161,000	$10,400		100%
30. Beacon Lakes Bldg 7	Miami	Flagler	Q1	193,090	14,400		79%
31. AMB Amagasaki Distribution Center 2	Osaka, Japan	AMB	Q2	981,679	105,900		100%
32. Agave — Bldg 5	Mexico City, Mexico	G. Accion	Q2	103,204	7,100		98%
33. AMB Le Grand Roissy Distribution — Mitry	Paris, France	SIRIUS	Q2	37,954	4,600		100%
34. AMB Shinkiba Distribution Center	Tokyo, Japan	AMB	Q2	328,764	90,000		100%
35. AMB Theodore Park Logistics Center	Dusseldorf, Germany	Delta Group	Q2	140,566	17,000		100%
36. AMB Narita Distribution Center 1 — Bldg C	Tokyo, Japan	AMB	Q2	348,891	43,500		100%
37. AMB Barajas Logistics Park	Madrid, Spain	AMB	Q2	427,133	39,500		80%
38 AMB Funabashi Distribution Center 5	Tokyo, Japan	AMB	Q2	469,254	57,500		100%
39. AMB Palmetto Distribution Center	Orlando	AMB	Q2	406,400	20,800		100%
40. Platinum Triangle Land — Phase 2 (3)	Los Angeles	AMB	Q2	—	30,100		100%
41. AMB Franklin Commerce Center	New Jersey	AMB	Q3	366,896	26,700		100%
42. AMB Pompano Center of Commerce — Phase 1	Miami	AMB	Q3	218,835	21,400		100%
43. AMB Lijnden Logistics Court 1	Amsterdam, Netherlands	Keystone Vasgoed	Q3	96,520	16,800		100%
44. AMB Nanko Naka Distribution Center	Osaka, Japan	AMB	Q3	402,313	48,700		100%
45. AMB Siziano Business Park — Bldg 1	Milan, Italy	Redilco	Q4	436,916	34,000		50%

Total 2008 Deliveries				5,119,415	$588,400		95%

Leased or Under Contract For Sale/Funded-to-date				7%	$297,700	(2)
Weighted Average Estimated Yield (4)					7.1%
Total Scheduled Deliveries				13,652,448	$1,297,500		95%

Leased or Under Contract For Sale/Funded-to-date				24%	$814,500	(2)
Weighted Average Estimated Yield (4)					7.6%

(1)	Represents total estimated cost of development, renovation or expansion, including initial acquisition costs, prepaid ground leases and associated carry costs. The estimates are based on the Company’s current estimates and forecasts and are subject to change. Non-U.S. Dollar investments are translated to U.S. Dollars using the exchange rate at December 31, 2006.

(2)	AMB’s share of amounts funded to date for 2007 and 2008 deliveries was $489.0 million and $288.5 million, respectively, for a total of $777.5 million.

(3)	Represents a value-added conversion project. See Reporting Definitions.

(4)	Yields exclude value-added conversion projects and are calculated on an after-tax basis for international projects. See Reporting Definitions.

(5)	See Reporting Definitions for the definition of stabilization.

SUPPLEMENTAL ANALYST PACKAGE Fourth Quarter Earnings Conference Call
STABILIZED DEVELOPMENT & RENOVATION PROJECTS
For the Quarter ended December 31, 2006
(dollars in thousands)

					AMB’s
			Square	Total	Ownership
Projects Placed in Operations	Market	Developer	Feet	Investment (1)	Percentage
None	n/a	n/a	n/a	n/a	n/a

Total Fourth Quarter Placed in Operations			—	$—

Leased/Weighted Average Yield (4)

Total Year-to-Date Placed in Operations			941,336	$90,500	31%

Leased/Weighted Average Yield (4)			78%	8.4%

					AMB’s
			Square	Total	Ownership
Projects Placed in Available for Sale or Contribution (2)	Market	Developer	Feet	Investment (1)	Percentage
1. Agave — Bldg 4	Mexico City, Mexico	G. Accion	217,514	$14,200	98%
2. AMB Fengxian Logistics Center — Bldg 6 (3)	Shanghai, China	AMB	341,355	13,000	60%
3. AMB Fokker Logistics Center 1	Amsterdam, Netherlands	Delta Group	236,203	30,300	100%
4. AMB Jiuting Distribution Center 2	Shanghai, China	AMB	187,866	7,300	100%
5. AMB Horizon Creek — Bldg 300	Atlanta	Seefried	190,214	7,700	100%
6. AMB Kashiw a Distribution Center	Tokyo, Japan	AMB	221,160	23,500	100%
7. AMB Milton 401 Business Park — Bldg 1	Toronto, Canada	AMB	375,241	21,100	100%
8. AMB Mt. Prospect Distribution	Chicago	AMB	228,603	26,000	100%
9. Beacon Lakes — Bldg 10	Miami	Flagler	192,476	12,400	79%
10. Frankfurt Logistics Center 556 — Phase II	Frankfurt, Germany	AMB	105,723	15,800	100%
11. Highway 17 — 55 Madison Street (3)	New Jersey	AMB	150,446	12,900	100%
12. Monarch Commerce Center — Bldg 1 Unit A	Miami	AMB	42,153	4,000	100%

Total Fourth Quarter Available for Sale or Contribution			2,488,954	$188,200	96%

Leased/Weighted Average Yield (4)			84%	8.6%

Total Year-to-Date Available for Sale or Contribution			6,954,825	$647,600	96%

Leased/Weighted Average Yield (4)			90%	8.0%

(1)	Represents total estimated cost of development, renovation or expansion, including initial acquisition costs, prepaid ground leases and associated carry costs. The estimates are based on the Company’s current estimates and forecasts and are subject to change. Non-U.S. Dollar investments are translated to U.S. Dollars using the exchange rate at December 31, 2006.

(2)	Represents projects where development activities have been completed and which the Company intends to sell or contribute within two years of construction completion.

(3)	Represents a renovation project. See Reporting Definitions.

(4)	Yields exclude value-added conversion projects and are calculated on an after-tax basis for international projects. See Reporting Definitions.

SUPPLEMENTAL ANALYST PACKAGE Fourth Quarter Earnings Conference Call
DEVELOPMENT PROJECTS AVAILABLE FOR SALE OR
CONTRIBUTION AND SOLD OR CONTRIBUTED PROJECTS
As of December 31, 2006
(dollars in thousands)

				AMB’s
			Total	Ownership
Projects Available for Sale or Contribution (2)	Market	Square Feet	Investment (1)	Percentage
1. Agave — Bldg 4	Mexico City, Mexico	217,514	$14,200	98%
2. AMB BRU Air Cargo Center	Brussels, Belgium	102,655	12,900	100%
3. AMB Fengxian Logistics Center — Bldgs 2, 4 & 6	Shanghai, China	1,040,633	41,500	60%
4. AMB Fokker Logistics Center 1	Amsterdam, Netherlands	236,203	30,300	100%
5. AMB Jiuting Distribution Center 2	Shanghai, China	187,866	7,300	100%
6. AMB Layline Distribution Center (5)	Los Angeles	298,000	30,200	100%
7. AMB Milton 401 Business Park — Bldg 1	Toronto, Canada	375,241	21,100	100%
8. Frankfurt Logistics Center 556 — Phase II	Frankfurt, Germany	105,723	15,800	100%
9. Highway 17 - 55 Madison Street (5)	New Jersey	150,446	12,900	100%
10. Singapore Airport Logistics Center — Bldg 2 (3)	Singapore City, Singapore	250,758	13,000	50%

Total Available for Sale or Contribution		2,965,039	$199,200	88%

				AMB’s
				Ownership	AMB’s
		Square	Gross	Percentage	Share of
Projects Sold or Contributed (4)	Market	Feet	Price (1)	Sold or Contributed	Net Cash Gain
1. Agave — Bldg 2	Mexico City, Mexico	262,770	$18,000	80%
2. AMB Mt. Prospect Distribution	Chicago	228,603	36,500	77%
3. Monarch Commerce Center — Bldg 1 Unit A	Miami	42,153	4,014	100%
4. AMB Amagasaki Distribution Center 1	Osaka, Japan	965,155	113,958	80%
5. AMB Horizon Creek — Bldgs 200, 300, 400	Atlanta	482,896	29,028	100%
6. Highway 17 - 50 Broad Street (5)	New Jersey	133,200	11,600	77%
7. Beacon Lakes — Bldg 10	Miami	192,476	16,700	77%
8. AMB Kashiw a Distribution Center	Tokyo, Japan	221,160	33,596	80%
9. Beacon Lakes — Land	Miami	n/a	2,690	79%
10. AMB Greenwood Industrial Park — Land	Atlanta	n/a	425	100%
11. Creekside — Land	Atlanta	n/a	2,300	100%
12. Charlotte Logistics — Land	Charlotte	n/a	2,191	23%

Total Fourth Quarter Sold or Contributed		2,528,413	$271,002	81%	$35,310

Total Year-to-Date Sold or Contributed		5,365,724	$694,424	82%	$105,724

(1)	Represents total estimated cost of development, renovation or expansion, including initial acquisition costs, prepaid ground leases and associated carry costs. The estimates are based on the Company’s current estimates and forecasts and are subject to change. Non-U.S. Dollar investments are translated to U.S. Dollars using the exchange rate at December 31, 2006.

(2)	Represents projects where development activities have been completed and which the Company intends to sell or contribute within two years of construction completion.

(3)	Represents a project in an unconsolidated joint venture.

(4)	The Company also contributed 104 acres of land at cost plus associated carry to AMB DFS Fund I.

(5)	Represents a renovation project. See Reporting Definitions.

SUPPLEMENTAL ANALYST PACKAGE Fourth Quarter Earnings Conference Call
LAND INVENTORY
As of December 31, 2006
(dollars in thousands)

	North America		Europe		Asia		Total
		Estimated		Estimated		Estimated			Estimated
		Build Out Potential		Build Out Potential		Build Out Potential			Build Out Potential
	Acres (3)	(square feet)	Acres	(square feet)	Acres	(square feet)	Acres		(square feet)
Balance as of September 30, 2006	1,535	23,792,734	70	1,474,170	65	3,327,596	1,670		28,594,500
Acquisitions	195	3,361,714	—	—	28	1,522,413	223		4,884,127
Sales	(49)	(525,042)	—	—	—	—	(49)		(525,042)
Development Starts	(77)	(1,095,335)	(17)	(436,916)	(15)	(945,369)	(109)		(2,477,620)

Balance as of December 31, 2006	1,604	25,534,071	53	1,037,254	78	3,904,640	1,735	(4)	30,475,965	(4)

Total investment (1)	$347,300		$27,400		$105,700		$480,400	(4)	$1,787,800	(2)

(1)	Includes initial acquisition cost and associated carry costs.

(2)	Represents total estimated costs of development including initial land acquisition cost and associated carry costs assuming full build out of land inventory.

(3)	The Company also has a 19.9 acre land parcel leased to a parking lot operator in the Los Angeles market immediately adjacent to LAX.

(4)	AMB’s share of acres, square feet of estimated build out potential, and total investment is 1,530, 27,100,588, and $385,300, respectively.

SUPPLEMENTAL ANALYST PACKAGE Fourth Quarter Earnings Conference Call
CAPITALIZATION SUMMARY
As of December 31, 2006
(dollars in thousands, except share price)
Note: Effective October 1, 2006, the Company deconsolidated AMB Institutional Alliance Fund III on a prospective basis.

	AMB	Joint	Unsecured
	Secured	Venture	Senior	Credit	Other	Total
Year	Debt (1)	Debt (1)	Debt	Facilities (2)	Debt	Debt
2007	$12,929	$84,815	$100,000	$—	$16,125	$213,869
2008	41,906	173,029	175,000	—	810	390,745
2009	3,536	96,833	100,000	—	971	201,340
2010	69,327	112,918	250,000	852,033	941	1,285,219
2011	3,094	228,708	75,000	—	1,014	307,816
2012	5,085	169,717	—	—	1,093	175,895
2013	38,668	55,168	175,000	—	65,920 (6)	334,756
2014	186,864	4,261	—	—	616	191,741
2015	2,174	19,001	112,491	—	664	134,330
2016	4,749	50,648	—	—	—	55,397
Thereafter	—	25,580	125,000	—	—	150,580

Sub-total	368,332	1,020,678	1,112,491	852,033	88,154	3,441,688
Unamortized premiums/(discount)	1,632	4,712	(10,617)	—	—	(4,273)

Total consolidated debt	369,964	1,025,390	1,101,874	852,033	88,154	3,437,415

AMB’s share of unconsolidated JV Debt (3)	—	330,813	—	—	32,610	363,423

Total debt	369,964	1,356,203	1,101,874	852,033	120,764	3,800,838

JV partners’ share of consolidated JV debt	—	(660,193)	—	—	(52,021)	(712,214)

AMB’s share of total debt (5)	$369,964	$696,010	$1,101,874	$852,033	$68,743	$3,088,624

Weighted average interest rate	5.6%	6.5%	6.2%	3.1%	6.6%	5.5%

Weighted average maturity (in years)	6.6	4.5	4.8	3.3	5.3	4.6

Market Equity
Security	Shares	Price	Value
Common Stock	89,662,435	$58.61	$5,255,115
LP Units	4,709,056	58.61	275,998

Total	94,371,491		$5,531,113

Preferred Stock and Units (4)
	Dividend	Liquidation
Security	Rate	Preference
Series D preferred units (7)	7.75%	$79,767
Series I preferred units (7)	8.00%	25,500
Series J preferred units (7)	7.95%	40,000
Series K preferred units	7.95%	40,000
Series L preferred stock	6.50%	50,000
Series M preferred stock	6.75%	57,500
Series O preferred stock	7.00%	75,000
Series P preferred stock	6.85%	50,000
Weighted Average/Total	7.27%	$417,767

Capitalization Ratios
Total debt-to-total market capitalization (5)	39.0%
AMB’s share of total debt-to-AMB’s share of total market capitalization (5)	34.2%
Total debt plus preferred-to-total market capitalization (5)	43.3%
AMB’s share of total debt plus preferred-to-
AMB’s share of total market capitalization (5)	38.8%

(1)	AMB secured debt includes debt related to European assets in the amount of $331.3 million.

(2)	Represents three credit facilities with total capacity of approximately $1,178 million. Includes $418.5 million, $321.0 million and $112.5 million in Euro, Yen and Canadian dollar based borrowings, respectively, translated to U.S. Dollars using the foreign exchange rates at December 31, 2006.

(3)	The weighted average interest and maturity for the unconsolidated JV debt were 4.4% and 5.8 years, respectively.

(4)	Exchangeable under certain circumstances by the unitholder and redeemable at the option of the Company after a specified non-call period, generally five years from issuance.

(5)	See Reporting Definitions for the Company’s definitions of “total market capitalization,” “AMB’s share of total market capitalization,” “market equity,” and “preferred.” See Supplemental Financial Measures Disclosures for a discussion of why management believes the Company’s share of total debt is a useful supplemental measure for its management and investors, of ways to use this measure when assessing the Company’s financial performance, and the limitations of the measure as a measurement tool.

(6)	Maturity includes $65 million balance outstanding on a $65 million non-recourse credit facility obtained by AMB Partners II.

(7)	Callable as of December 31, 2006.

SUPPLEMENTAL ANALYST PACKAGE Fourth Quarter Earnings Conference Call
CO-INVESTMENT CONSOLIDATED JOINT VENTURES
As of December 31, 2006
(dollars in thousands)

	AMB's			Gross			JV Partners'
	Ownership	Number of	Square	Book	Property	Other	Share
Joint Ventures	Percentage	Buildings	Feet (1)	Value (2)	Debt	Debt	of Debt (3)
Co-Investment Operating Joint Ventures:
AMB Erie (4)	50%	3	821,712	$52,942	$20,605	$—	$10,303
AMB Partners II (5)	20%	118	9,913,375	678,796	323,532	65,000	311,470
AMB-SGP (6)	50%	74	8,287,424	444,990	235,480	—	117,449
AMB Institutional Alliance Fund II (7)	20%	70	8,007,103	515,334	243,263	—	192,058
AMB-AMS (8)	39%	33	2,172,137	153,563	78,904	—	48,420

Total Co-Investment Operating Joint Ventures	30%	298	29,201,751	1,845,625	901,784	65,000	679,700

Co-Investment Development Joint Ventures:
AMB Partners II (5)	20%	n/a	n/a	342	—	—	—
AMB Institutional Alliance Fund II (7)	20%	n/a	n/a	4,200	—	—	—

Total Co-Investment Development Joint Ventures	20%	—	—	4,542	—	—	—

Total Co-Investment Consolidated Joint Ventures	30%	298	29,201,751	$1,850,167	$901,784	$65,000	$679,700

				Partners' Share of
Co-investment Joint Ventures	Cash NOI (9)	Net Income	FFO (10)	Cash NOI (9)	Net Income (11)	FFO (10)
For the quarter ended December 31, 2006	$38,366	$10,950	$22,489	$27,643	$8,919	$16,372

For the twelve months ended December 31, 2006	$185,141	$46,977	$111,121	$137,236	$27,203	$81,361

(1)	For development properties, this represents estimated square feet at completion of development for committed phases of development and renovation projects.

(2)	Represents the book value of the property (before accumulated depreciation) owned by the joint venture entity and excludes net other assets. Development book values include uncommitted land.

(3)	JV partners’ share of debt is defined as total debt less the Company’s share of total debt. See Supplemental Financial Measures Disclosures for a discussion of why management believes the Company’s share of total debt is a useful supplemental measure for its management and investors, of ways to use this measure when assessing the Company’s financial performance, and the limitations of the measure as a measurement tool.

(4)	AMB Erie is a co-investment partnership formed in 1998 with the Erie Insurance Group.

(5)	AMB Partners II is a co-investment partnership formed in 2001 with the City and County of San Francisco Employees’ Retirement System.

(6)	AMB-SGP is a co-investment partnership formed in 2001 with GIC Real Estate Pte Ltd, the real estate investment subsidiary of the Government of Singapore Investment Corporation.

(7)	AMB Institutional Alliance Fund II is a co-investment partnership with institutional investors, which invest through a private REIT.

(8)	AMB-AMS is a co-investment partnership with three Dutch pension funds advised by Mn Services NV.

(9)	See Supplemental Financial Measures Disclosures for a discussion of why management believes NOI is a useful supplemental measure for our management and investors, of ways to use this measure when assessing financial performance, and the limitations of the measure as a measurement tool.

(10)	See Supplemental Financial Measures Disclosures for a discussion of why management believes FFO is a useful supplemental measure for our management and investors, of ways to use this measure when assessing financial performance, and the limitations of the measure as a measurement tool.

(11)	Partner’s share of net income excludes partner’s share of incentive distributions of $24.8 million from AMB Partners II.

SUPPLEMENTAL ANALYST PACKAGE Fourth Quarter Earnings Conference Call
UNCONSOLIDATED JOINT VENTURES
As of December 31, 2006
(dollars in thousands)

	AMB's				Gross			AMB's	AMB's
	Ownership	Number of	Square		Book	Property	Other	Net Equity	Share of
Unconsolidated Joint Ventures	Percentage	Buildings	Feet (1)		Value	Debt	Debt	Investment	Debt
Co-Investment Joint Ventures:
1. AMB-SGP Mexico (2)	20%	12	2,737,515		$165,381	$95,000	$11,700	$7,601	$20,912
2. AMB Japan Fund I (3)	20%	12	3,814,773		602,397	368,086	82,184	31,811	90,004
3. AMB Institutional Alliance Fund III (4)	23%	119	13,784,406		1,313,858	615,500	60,000	136,971	160,280

Total Co-Investment Joint Ventures	22%	143	20,336,694		2,081,636	1,078,586	153,884	176,383	271,196

Co-investment Development Joint Ventures:
1. AMB Institutional Alliance Fund III (4)	23%	1	179,400		9,636	—	—	—	—
2. AMB DFS Fund I (5)	15%	—	—		78,450	—	—	11,700	—
Other Industrial Operating Joint Ventures	53%	48	7,684,931	(8)	295,036	184,423	—	47,955	89,262

Total Unconsolidated Joint Ventures	28%	192	28,201,025		$2,464,758	$1,263,009	$153,884	$236,038	$360,458

				AMB's Share of
Unconsolidated Joint Ventures	Cash NOI (6)	Net Income	FFO (7)	Cash NOI (6)	Net Income	FFO (7)
For the quarter ended December 31, 2006	$40,555	$35,614	$16,761	$11,879	$10,635	$6,703

For the twelve months ended December 31, 2006	$84,909	$40,601	$35,295	$32,214	$23,240	$16,038

(1)	For development properties, this represents estimated square feet at completion of development for committed phases of development and renovation projects.

(2)	AMB-SGP Mexico is a co-investment partnership formed in 2004 with GIC Real Estate Pte Ltd, the real estate investment subsidiary of the Government of Singapore Investment Corporation. Includes $5.5 million of shareholder loans outstanding at December 31, 2006 between the Company and the co-investment partnership.

(3)	AMB Japan Fund I is a co-investment partnership formed in 2005 with institutional investors.

(4)	AMB Institutional Alliance Fund III is an open-ended co-investment partnership formed in 2004 with institutional investors, which invest through a private REIT. Prior to October 1, 2006, the Company accounted for AMB Institutional Alliance Fund III as a consolidated joint venture.

(5)	AMB DFS Fund I is a co-investment partnership formed in 2006 with a subsidiary of GE Real Estate to build and sell properties.

(6)	See Supplemental Financial Measures Disclosures for a discussion of why management believes NOI is a useful supplemental measure for our management and investors, of ways to use this measure when assessing financial performance, and the limitations of the measure as a measurement tool.

(7)	See Supplemental Financial Measures Disclosures for a discussion of why management believes FFO is a useful supplemental measure for our management and investors, of ways to use this measure when assessing financial performance, and the limitations of the measure as a measurement tool.

(8)	Includes investments in 7.4 million square feet of operating properties through the Company’s investments in unconsolidated joint ventures that it does not manage which it excludes from its owned and managed portfolio. See Reporting Definitions for the definition of owned and managed.

SUPPLEMENTAL ANALYST PACKAGE Fourth Quarter Earnings Conference Call
AMB PRIVATE CAPITAL INFORMATION
As of December 31, 2006
(dollars in millions)

			AMB’s	3rd Party	Planned		Estimated
		Date	Ownership	Equity	Gross		Investment		Promote
Joint Ventures	Focus	Established	Percentage	Committed	Capitalization		Capacity		Frequency (1)	Term
Co-Investment Joint Ventures:
AMB Erie	United States	March 1998	50%	$50	$200		$—		3 years	Perpetual
AMB Partners II	United States	February 2001	20%	193	580		—		3 years	Perpetual
AMB-SGP	United States	March 2001	50%	75	420		—		10 years	March 2011; extendable 10 years
AMB Institutional Alliance Fund II	United States	June 2001	20%	195	490		—		At dissolution	December 2014 (estimated)
AMB-AMS	United States	June 2004	39%	49	228		—		At dissolution	December 2012; extendable 4 years
AMB Institutional Alliance Fund III	United States	October 2004	23%	469	1,323	(2)	246	(2)	3 years	Open end
AMB-SGP Mexico	Mexico	December 2004	20%	200	715		538		7 years	December 2011; extendable 7 years
AMB Japan Fund I (3)	Japan	June 2005	20%	415	2,100		1,480		At dissolution	June 2013; extendable 2 years
AMB DFS Fund I	Development for sale	October 2006	15%	425	500		360		Upon project sales	Perpetual

Total Co-Investment Joint Ventures				$2,071	$6,556		$2,624

(1)	In general and except for AMB Japan Fund I, AMB DFS Fund I and AMB Erie, AMB receives a 15% promoted interest on a leveraged IRR of 9-12%, and 20% on a leveraged IRR exceeding 12%. For AMB Japan Fund I, AMB receives a 20% promoted interest on a leveraged IRR of 10-13%, and 25% on a leveraged IRR exceeding 13%. For AMB DFS Fund I, AMB receives a 35% promoted interest on an unleveraged IRR of 7.25% on a project by project basis. The next promote eligibility dates for AMB Institutional Alliance Fund III and AMB Partners II are June 2008 and December 2009, respectively.

(2)	The planned gross capitalization and investment capacity of AMB Institutional Alliance Fund III, as an open-end fund, is not limited. The planned gross capitalization represents the gross book value of real estate assets as of the most recent quarter end, and the investment capacity represents estimated capacity based on the Fund’s current cash and leverage limitations as of the most recent quarter end.

(3)	AMB Japan Fund I is a yen-denominated fund. U.S. dollar amounts are converted at the December 31, 2006 exchange rate.

SUPPLEMENTAL ANALYST PACKAGE Fourth Quarter Earnings Conference Call
OTHER CONSOLIDATED JOINT VENTURES,
MORTGAGE INVESTMENTS AND OTHER INVESTMENTS
As of December 31, 2006
(dollars in thousands)

		AMB’s			Gross			JV Partners’
		Ownership	Number of	Square	Book	Property		Share
Properties	Market	Percentage	Buildings	Feet	Value (1)	Debt	Other Debt	of Debt (2)
Other Industrial Operating Joint Ventures	Various	92%	32	2,982,313	$258,374	$60,435	$—	$4,419

Other Industrial Development Joint Ventures	Various	81%	16	3,930,930	320,942	63,171	98	28,095

Total Other Industrial Consolidated Joint Ventures		86%	48	6,913,243	$579,316	$123,606	$98	$32,514

Mortgage							Mortgage
and Loan Investments					Market	Maturity	Receivable (4)	Rate
1. Pier 1 (3)					San Francisco Bay Area	May 2026	$12,686	13.0%
2. G.Accion					Various	March 2010	6,061	10.0%

							$18,747

							AMB’s	AMB’s
						Net	Ownership	Share
Other Investments				Market	Property Type	Investment	Percentage	of Debt (7)
1. Park One Land Parcel				Los Angeles	Parking Lot	$75,498	100%	$—
2. G.Accion (5)				Various	Various	38,343	39%	2,965
3. IAT Air Cargo Facilities Income Fund (6)				Canada	Industrial	2,660	5%	—

						$116,501		$2,965

(1)	Represents the book value of the property (before accumulated depreciation) owned by the joint venture entity and excludes net other assets. Development book values include uncommitted land.

(2)	JV Partners’ Share of Debt is defined as total debt less the Company’s share of total debt. See Supplemental Financial Measures Disclosures for a discussion of why management believes the Company’s share of total debt is a useful supplemental measure for its management and investors, of ways to use this measure when assessing the Company’s financial performance, and the limitations of the measure as a measurement tool.

(3)	AMB has a 0.1% unconsolidated equity interest (with a 33% economic interest) in this property and also has an option to purchase the remaining equity interest beginning January 1, 2007 and expiring December 31, 2009.

(4)	The Company holds inter-company loans that it eliminates in the consolidation process.

(5)	The Company has a 39% unconsolidated equity interest in G.Accion, a Mexican real estate company. G.Accion provides management and development services for industrial, retail, residential and office properties in Mexico.

(6)	One of the Company’s subsidiaries has an approximate 5% equity interest in IAT Air Cargo Facilities Income Fund, a public Canadian real estate income trust.

(7)	See Supplemental Financial Measures Disclosures for a discussion of why management believes the Company’s share of total debt is a useful supplemental measure for its management and investors, of ways to use this measure when assessing the Company’s financial performance, and the limitations of the measure as a measurement tool.

SUPPLEMENTAL ANALYST PACKAGE Fourth Quarter Earnings Conference Call
SUPPLEMENTAL INFORMATION FOR NET ASSET VALUE ANALYSIS (1)
(dollars in thousands)

For the Quarter
Ended
December 31, 2006
AMB’s Share of Net Operating Income
Rental revenues	$162,103
Straight-line rents and amortization of lease intangibles	(2,944)
Property operating costs	(42,669)
JV Partners’ share of cash basis NOI (2) (4)	(27,879)
AMB’s share of transaction activity adjustments to NOI (3) (4)	(2,200)
AMB’s share of unconsolidated JV’s cash basis NOI (2) (4)	11,879

Total AMB’s share of cash basis NOI (2) (4)	$98,290

Private capital income	$28,563

AMB’s Share of Land and Development Projects
AMB’s share of land held for future development (4) (5)	$385,300
AMB’s share of developments and renovations in process (4) (6)	$777,500
AMB’s share of development projects held for contribution or sale (4) (7)	$175,816
AMB’s share of assets contributed to private capital joint ventures (4) (8)	$59,638

AMB’s share of total debt and preferred securities (4) (9)	$3,506,391

AMB’s Share of Select Balance Sheet Items (owned and managed portfolio): (4) (10)
Cash and cash equivalents	$184,316
Mortgages and loans receivable	18,747
Accounts receivable (net) and other assets	247,634
Less deferred rents receivable and deferred financing costs (net)	(73,012)
Accounts payable and other liabilities	(239,799)

AMB’s share of other assets and liabilities	$137,886

(1)	The Company believes that net asset value, or NAV, is a useful supplemental measure of its operating performance because it enables both management and investors to analyze the fair value of its business. An assessment of the fair value of a business involves estimates and assumptions and can be performed using various methods. The Company has presented certain financial measures related to its business that it believes the investing public might use to calculate its NAV but has not presented any specific methodology nor provided any guidance on assumptions or estimates that should be used in the calculation.

(2)	See Supplemental Financial Measures Disclosures for a discussion of why management believes NOI and cash-basis NOI are useful supplemental measures for our management and investors, of ways to use these measures when assessing financial performance, and the limitations of these measures as measurement tools.

(3)	Transaction activity adjustments to NOI stabilizes NOI for acquisitions and development completions and removes NOI generated from in-progress developments, contributed developments, and projects held for sale or contribution.

(4)	AMB’s share of and JV Partners’ share of calculations for certain financial measures represent the pro-rata portion of the applicable financial measure based on the Company’s or the Company’s joint venture partners’ percentage, as applicable, of equity interest in each of the consolidated or unconsolidated ventures accounted for in the applicable financial measure.

(5)	See Land Inventory for information regarding total investment in land held for future development.

(6)	See Development & Renovation Projects in Process and its footnotes for information regarding total investments in development and renovation projects in process.

(7)	See Development Projects Available for Sale or Contribution and its footnotes for information regarding total investments in projects available for sale or contribution.

(8)	See Contributions to AMB Private Capital Joint Ventures for additional information.

(9)	See Capitalization Summary and its footnotes for information regarding AMB’s share of total debt and total liquidation preference for the Company’s preferred stock and units.

(10)	See Reporting Definitions for the definition of owned and managed.

SUPPLEMENTAL ANALYST PACKAGE Fourth Quarter Earnings Conference Call
REPORTING DEFINITIONS
Acquisition/non-recurring capex includes immediate building improvements that were taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to “operating standard” or to stabilization. Also includes incremental building improvements and leasing costs that are incurred in an effort to substantially increase the revenue potential of an existing building.
AMB’s share of total debt-to-AMB’s share of total book capitalization is calculated using the following definitions: AMB’s share of total debt is the pro rata portion of the total debt based on the Company’s percentage of equity interest in each of the consolidated or unconsolidated ventures holding the debt. AMB’s share of total book capitalization is defined as the Company’s share of total debt plus minority interests to preferred unitholders and limited partnership unitholders plus stockholders’ equity.
AMB’s share of total debt-to-AMB’s share of total market capitalization is calculated using the following definitions: AMB’s share of total debt is the pro rata portion of the total debt based on the Company’s percentage of equity interest in each of the consolidated or unconsolidated ventures holding the debt. The Company’s definition of “total market capitalization” is total debt plus preferred equity liquidation preferences plus market equity. The Company’s definition of “AMB’s share of total market capitalization” is the Company’s share of total debt plus preferred equity liquidation preferences plus market equity. The Company’s definition of “market equity” is the total number of outstanding shares of the Company’s common stock and common limited partnership units multiplied by the closing price per share of its common stock as of the period end.
AMB’s share of total market capitalization is defined by the Company as the Company’s share of total debt plus preferred equity liquidation preferences plus market equity.
Annualized base rent (ABR) is calculated as monthly base rent (cash basis) per the lease, as of a certain date, multiplied by 12. If free rent is granted, then the first positive rent value is used.
Completion/Stabilization is generally defined as properties that are 90% leased or properties for which we have held a certificate of occupancy or building has been substantially complete for at least 12 months.
Estimated yields on development and renovation projects are calculated from estimated annual NOI following occupancy stabilization divided by the estimated total investment, including Development Alliance Partner® earnouts (if triggered by stabilization), prepaid ground leases and associated carrying costs.
Fixed charge coverage is adjusted EBITDA divided by total interest expense (including capitalized interest) plus preferred dividends and distributions.
Interest coverage is adjusted EBITDA divided by total GAAP interest expense.
Market equity is defined by the Company as the total number of outstanding shares of the Company’s common stock and common limited partnership units multiplied by the closing price per share of its common stock as of the period end.
Occupancy percentage represents the percentage of total rentable square feet owned, which is leased, including month-to-month leases, as of the date reported. Space is considered leased when the tenant has either taken physical or economic occupancy.
Owned and managed is defined by the Company as assets in which the Company has at least a 10% ownership interest, is the property or asset manager, and which it intends to hold for the long-term.
Percentage pre-leased represents the percentage of signed leases only.
Preferred is defined by the Company, with respect to its capitalization ratios, as preferred equity liquidation preferences.
Renovation projects represents projects where the acquired buildings are less than 75% leased and require significant capital expenditures (generally more than 10% — 25% of acquisition cost) to bring the buildings up to operating standards and stabilization (generally 90% occupancy).
Recurring capital expenditures represents non-incremental building improvements and leasing costs required to maintain current revenues. Recurring capital expenditures do not include acquisition capital that was taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to “operating standard.”
Rent increases on renewals and rollovers are calculated as the difference, weighted by square feet, of the net ABR due the first month after a term commencement date and the net ABR due the last month prior to the termination date of the former tenant’s term. If free rent is granted, then the first positive full rent value is used as a point of comparison. The rental amounts exclude base stop amounts, holdover rent and premium rent charges. If either the previous or current lease terms are under 12 months, then they are excluded from this calculation. If the lease is the first in the unit (first generation) and there is no prior lease for comparison, then it is excluded from this calculation.
Same store NOI growth is the change in the NOI (excluding straight-line rents) of the same store properties from the prior year reporting period to the current year reporting period.
Same store properties include all properties that were owned as of the end of both the current and prior year reporting periods and excludes development properties for both the current and prior reporting periods. The same store pool is set annually and excludes properties purchased and developments stabilized after December 31, 2004.
Second generation TIs and LCs per square foot are total tenant improvements, lease commissions and other leasing costs incurred during leasing of second generation space divided by the total square feet leased. Costs incurred prior to leasing available space are not included until such space is leased. Second generation space excludes newly developed square footage or square footage vacant at acquisition.
Stabilized GAAP cap rates rates are calculated as NOI, including straight-line rents, stabilized to market occupancy (generally 95%) divided by total acquisition cost. The total acquisition cost basis includes the initial purchase price, the effects of marking assumed debt to market, all due diligence and closing costs, lease intangible adjustments, planned immediate capital expenditures, leasing costs necessary to achieve stabilization and, if applicable, any estimated costs required to buy-out AMB’s joint venture partners.
Tenant retention is the square footage of all leases renewed by existing tenants divided by the square footage of all expiring and renewed leases during the reporting period, excluding the square footage of tenants that default or buy-out prior to expiration of their lease, short-term tenants and the square footage of month-to-month leases.
Total market capitalization is defined by the Company as total debt plus preferred equity liquidation preferences plus market equity.
Value-added conversion project represents the repurposing of land or a building site for more valuable uses and may include such activities as rezoning, redesigning, reconstructing and retenanting.

SUPPLEMENTAL ANALYST PACKAGE Fourth Quarter Earnings Conference Call
SUPPLEMENTAL FINANCIAL MEASURES DISCLOSURES
Adjusted EBITDA. The Company uses adjusted earnings before interest, tax, depreciation and amortization, or adjusted EBITDA, to measure both its operating performance and liquidity. The Company considers adjusted EBITDA to provide investors relevant and useful information because it permits fixed income investors to view income from its operations on an unleveraged basis before the effects of non-cash depreciation and amortization expense. By excluding interest expense, adjusted EBITDA allows investors to measure the Company’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods and to compare its operating performance to that of other companies, both in the real estate industry and in other industries. The Company considers adjusted EBITDA to be a useful supplemental measure for reviewing its comparative performance with other companies because, by excluding non-cash depreciation expense, adjusted EBITDA can help the investing public compare the performance of a real estate company to that of companies in other industries. As a liquidity measure, the Company believes that adjusted EBITDA helps fixed income and equity investors to analyze its ability to meet debt service obligations and to make quarterly preferred share and unit distributions. Management uses adjusted EBITDA in the same manner as the Company expects investors to when measuring the Company’s operating performance and liquidity; specifically when assessing its operating performance, and comparing that performance to other companies, both in the real estate industry and in other industries, and when evaluating its ability to meet debt service obligations and to make quarterly preferred share and unit distributions. The Company believes investors should consider adjusted EBITDA, in conjunction with net income (the primary measure of the Company’s performance) and the other required GAAP measures of its performance and liquidity, to improve their understanding of the Company’s operating results and liquidity, and to make more meaningful comparisons of the performance of its assets between periods and as against other companies. By excluding interest, taxes, depreciation and amortization when assessing the Company’s financial performance, an investor is assessing the earnings generated by the Company’s operations, but not taking into account the eliminated expenses incurred in connection with such operations. As a result, adjusted EBITDA has limitations as an analytical tool and should be used in conjunction with the Company’s required GAAP presentations. Adjusted EBITDA does not reflect the Company’s historical cash expenditures or future cash requirements for working capital, capital expenditures or contractual commitments. Adjusted EBITDA also does not reflect the cash required to make interest and principal payments on the Company’s outstanding debt. While adjusted EBITDA is a relevant and widely used measure of operating performance and liquidity, it does not represent net income or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, the Company’s computation of adjusted EBITDA may not be comparable to EBITDA reported by other companies.
Interest coverage. The Company uses interest coverage to measure its liquidity. The Company considers interest coverage to provide investors relevant and useful information because it permits fixed income investors to measure the Company’s ability to meet its interest payments on outstanding debt. The Company’s computation of interest coverage may not be comparable to interest coverage reported by other companies.
Company’s share of total debt. The Company’s share of total debt is the pro rata portion of the total debt based on its percentage of equity interest in each of the consolidated or unconsolidated ventures holding the debt. The Company believes that its share of total debt is a meaningful supplemental measure, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. In addition, it allows for a more meaningful comparison of its debt to that of other companies that do not consolidate their joint ventures. The Company’s share of total debt is not intended to reflect its actual liability should there be a default under any or all of such loans or a liquidation of the joint ventures.
Fixed charge coverage. The Company uses fixed charge coverage to measure its liquidity. The Company considers fixed charge coverage to provide investors relevant and useful information because it permits fixed income investors to measure the Company’s ability to meet its interest payments on outstanding debt, make distributions to its preferred unitholders and pay dividends to its preferred shareholders. The Company’s computation of fixed charge coverage may not be comparable to fixed charge coverage reported by other companies.
Funds From Operations (“FFO”). The Company believes that net income, as defined by GAAP, is the most appropriate earnings measure. However, the Company considers funds from operations, or FFO, as defined by NAREIT, to be a useful supplemental measure of its operating performance. FFO is defined as net income, calculated in accordance with GAAP, less gains (or losses) from dispositions of real estate held for investment purposes and real estate-related depreciation, and adjustments to derive the Company’s pro rata share of FFO of consolidated and unconsolidated joint ventures. Further, the Company does not adjust FFO to eliminate the effects of non-recurring charges. The Company believes that FFO, as defined by NAREIT, is a meaningful supplemental measure of its operating performance because historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expenses. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. The Company believes that the use of FFO, combined with the required GAAP presentations, has been beneficial in improving the understanding of operating results of real estate investment trusts among the investing public and making comparisons of operating results among such companies more meaningful. The Company considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, FFO can help the investing public compare the operating performance of a company’s real estate between periods or as compared to other companies. While FFO is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income

SUPPLEMENTAL ANALYST PACKAGE Fourth Quarter Earnings Conference Call
SUPPLEMENTAL FINANCIAL MEASURES DISCLOSURES
as defined by GAAP and should not be considered as an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO also does not consider the costs associated with capital expenditures related to the Company’s real estate assets nor is FFO necessarily indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company does. See Consolidated Statements of Funds from Operations for a reconciliation of FFO from net income.
Net Operating Income (“NOI”). Net operating income is defined as rental revenue, including reimbursements, less property operating expenses, which excludes depreciation, amortization, general and administrative expenses and interest expense. The Company considers NOI to be an appropriate supplemental performance measure because NOI reflects the operating performance of the real estate portfolio. However, NOI should not be viewed as an alternative measure of financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact results from operations. Further, NOI may not be comparable to that of other real estate investment trusts, as they may use different methodologies for calculating NOI.
Cash-basis NOI. Cash-basis NOI is defined as NOI (see definition for “NOI”) less straight line rents and amortization of lease intangibles. The Company considers cash-basis NOI to be an appropriate supplemental performance measure because cash basis NOI reflects the operating performance of the real estate portfolio. However, cash-basis NOI should not be viewed as an alternative measure of financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact results from operations. Further, cash-basis NOI may not be comparable to that of other real estate investment trusts, as they may use different methodologies for calculating cash-basis NOI.
Same Store Net Operating Income (“SS NOI”). The Company believes that net income, as defined by GAAP, is the most appropriate earnings measure. However, the Company considers SS NOI to be a useful supplemental measure of our operating performance. For properties that are considered part of the same store pool, see Reporting Definitions. In deriving SS NOI, the Company defines NOI as rental revenues (as calculated in accordance with GAAP), including reimbursements, less straight-line rents, property operating expenses and real estate taxes. The Company excludes straight-line rents in calculating SS NOI because the Company believes it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, the Company believes that SS NOI helps the investing public compare the operating performance of a company’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, the Company’s computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.
The following table reconciles consolidated SS NOI and NOI from net income for the quarters and years ended December 31, 2006 and 2005 (dollars in thousands):

	For the Quarters Ended		For the Years Ended
	December 31,		December 31,
	2006	2005	2006	2005
Net income	$87,755	$141,183	$224,072	$257,807
Private capital income	(28,563)	(31,422)	(46,102)	(43,942)
Depreciation and amortization	42,657	42,683	177,824	161,732
Impairment losses	918	—	6,312	—
General and administrative and fund costs	30,934	19,377	106,160	73,046
Total other income and expenses	(11,507)	674	27,507	62,082
Total minority interests’ share of income	16,779	20,105	63,863	74,777
Total discontinued operations	(19,539)	(69,694)	(51,666)	(127,498)

NOI	119,434	122,906	507,970	458,004
Less non same-store NOI	(19,340)	(21,420)	(116,030)	(70,782)
Less non cash adjustments (1)	(1,079)	(1,927)	(8,426)	(9,861)

Cash-basis same-store NOI	$99,015	$99,559	$383,514	$377,361

(1)	Non-cash adjustments include straight line rents and amortization of lease intangibles for the same store pool only.

SUPPLEMENTAL ANALYST PACKAGE Fourth Quarter Earnings Conference Call
AMB PROPERTY CORPORATION CONTACTS

Contact Name	Title	Phone	E-mail Address

Hamid R. Moghadam	Chairman & Chief Executive Officer	(415) 733-9401	hmoghadam@amb.com

Michael A. Coke	EVP, Chief Financial Officer	(415) 733-9405	mcoke@amb.com

Guy F. Jaquier	EVP, President, Europe and Asia	(415) 733-9406	gjaquier@amb.com

Eugene F. Reilly	EVP, President, North America	(617) 619-9333	ereilly@amb.com

John T. Roberts, Jr.	EVP, President, AMB Capital Partners	(415) 733-9408	jroberts@amb.com

Margan S. Mitchell	VP, Corporate Communications	(415) 733-9477	mmitchell@amb.com

Tracy Ward	Manager, Investor Relations	(415) 733-9565	tward@amb.com

Corporate Headquarters	Other Office Locations				Investor Relations

AMB Property Corporation	Amsterdam	Boston	New Jersey	Shanghai	Tel: (415) 394-9000
Pier 1, Bay 1	Atlanta	Chicago	New York	Singapore	Fax: (415) 394-9001
San Francisco, CA 94111	Baltimore	Dallas	Nagoya	Tokyo	E-mail: ir@amb.com
Tel: (415) 394-9000	Beijing	Los Angeles	Narita	Vancouver	Website: www.amb.com
Fax: (415) 394-9001	Boston	Menlo Park	Osaka

Some of the information included in this supplemental analyst package and the conference call to be held in connection therewith contains forward-looking statements, such as those related to development and renovation projects (including stabilization dates, square feet at stabilization or completion, sale or contribution dates, weighted average estimated yields from such projects, costs and total investment amounts), acquisition capital, build out potential of land inventory, co-investment joint venture investment capacity, terms of the co-investment joint ventures, cost to buy out joint venture partners, lease expirations and future business plans (such as property divestitures and financings), which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants, increased interest rates and operating costs, our failure to obtain necessary outside financing, re-financing risks, difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, our failure to divest properties we have contracted to sell or to timely reinvest proceeds from any divestitures, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), our failure to qualify and maintain our status as a real estate investment trust, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in general economic conditions or in the real estate sector, changes in real estate and zoning laws, a downturn in the U.S., California or global economy, risks related to doing business internationally, losses in excess of our insurance coverage, unknown liabilities acquired in connection with acquired properties or otherwise and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and certain other matters discussed under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2005 and our quarterly report on Form 10-Q for the quarter ended June 30, 2006.